William S. Pilling

                              ______________, 2003

Board of Trustees
UBS Managed Investments Trust
51 West 52nd Street
New York, New York   10019-6114

Board of Trustees
The UBS Funds
One North Wacker Drive
Chicago, Illinois   60606

          Re:  Plan of  Reorganization  (the  "Plan") made as of the 12th day of
               November, 2002, by the UBS Funds, a statutory trust created under the laws of the State of Delaware (the "Trust"), on behalf of its series,  the UBS Global Equity Fund (the "Acquiring  Fund"),  and
               UBS Managed Investments Trust, a business trust created under the laws of The Commonwealth of Massachusetts  (the "Managed Trust"),
               on behalf of its series,  the UBS  Strategy  Fund (the  "Acquired
               Fund"  and  together  with  the  Acquiring   Fund,  the  "Funds")
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Gentlemen:

     You have  requested  our  opinion  concerning  certain  federal  income tax consequences of the reorganization of the Acquired Fund (the  "Reorganization"), which will  consist  of:  (i) the  acquisition  by the  Trust,  on behalf of the
Acquiring Fund, of substantially all of the property, assets and goodwill of the
Acquired Fund, in exchange solely for shares of beneficial interest,  $0.001 par value, of (a) Acquiring  Fund-Class A shares  ("Acquiring Fund Class A Shares"),
(b)  Acquiring  Fund-Class  B shares  ("Acquiring  Fund  Class B  Shares"),  (c)
Acquiring  Fund-Class  C  shares  ("Acquiring  Fund  Class C  Shares"),  and (d)
Acquiring Fund-Class Y shares ("Acquiring Fund Class Y Shares" and together with
Acquiring Fund Class A Shares,  Acquiring Fund Class B Shares and Acquiring Fund
Class C Shares,  the "Acquiring Fund Shares"),  and the assumption by the Trust, on behalf of the Acquiring Fund, of all of the liabilities of the Acquired Fund;
(ii) the  distribution of (a) Acquiring Fund Class A Shares to the  shareholders of Class A shares of the Acquired  Fund  ("Acquired  Fund Class A Shares"),  (b)
Acquiring  Fund  Class B Shares  to the  shareholders  of Class B shares  of the
Acquired  Fund  ("Acquired  Fund Class B Shares"),  (c)  Acquiring  Fund Class C
Shares to the  shareholders  of Class C shares of the Acquired  Fund  ("Acquired
Fund Class C Shares"), and (d) Acquiring Fund Class Y Shares to the shareholders of Class Y shares of the  Acquired  Fund  ("Acquired  Fund  Class Y Shares"  and
together  with  Acquired  Fund Class A Shares,  Acquired Fund Class B Shares and
Acquired Fund Class C Shares,  the "Acquired Fund  Shares"),  according to their respective interests in complete liquidation of the Acquired Fund; and (iii) the dissolution  of the  Acquired  Fund as soon as  practicable  after  the  closing
("Closing  Date") of the  Reorganization,  all upon and subject to the terms and conditions of the Plan.

     In rendering our opinion,  we have  reviewed and relied upon:  (a) the Plan made as of the 12th day of  November,  2002,  by the  Trust,  on  behalf  of its series,  the Acquiring Fund, and the Managed Trust, on behalf of its series, the
Acquired Fund; (b) the proxy materials  provided to shareholders of the Acquired
Fund in connection with the Special  Shareholders'  Meeting of the Acquired Fund
held  on  [March  19,  2003];   (c)  certain   representations   concerning  the
Reorganization  made to us by the Trust on behalf of the Acquiring  Fund and the
Managed Trust on behalf of the Acquired Fund in a letter dated  _________,  2003
(the  "Representation  Letter");  (d) all other  documents,  financial and other reports and corporate  minutes we deemed relevant or  appropriate;  and (e) such statutes, regulations,  rulings and decisions as we deemed material in rendering this  opinion.  All terms used herein,  unless  otherwise  defined,  are used as defined in the Plan.

     For purposes of this  opinion,  we have assumed that the Acquired  Fund, on the  Closing  Date,  satisfies,  and  immediately  following  the  Closing,  the
Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the
Internal Revenue Code of 1986, as amended (the "Code"),  for  qualification as a regulated investment company.

     Based on the foregoing,  and provided the  Reorganization is carried out in
accordance   with  the  applicable  laws  of  the  State  of  Delaware  and  The
Commonwealth of  Massachusetts,  the terms of the Plan and the statements in the
Representation Letter with regard to matters of fact, it is our opinion that:

     1.  The  acquisition  by the  Acquiring  Fund of  substantially  all of the assets, subject to the liabilities,  of the Acquired Fund as provided for in the
Plan in exchange for the Acquiring Fund Shares,  followed by the distribution by the Acquired Fund to its  shareholders  of the Acquiring Fund Shares in complete liquidation of the Acquired Fund,  will qualify as a  reorganization  within the meaning  of  Section  368(a)(1)  of the  Code,  and the  Acquired  Fund  and the
Acquiring Fund each will be a "party to the  reorganization"  within the meaning of Section 368(b) of the Code.

     2. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the transfer of  substantially  all of its assets to the Acquiring  Fund in exchange solely for the  Acquiring  Fund Shares  pursuant  to Section  361(a) and Section
357(a) of the Code.

     3. No gain or loss  will be  recognized  by the  Acquiring  Fund  upon  the receipt  by it of  substantially  all of the  assets  of the  Acquired  Fund  in exchange solely for the Acquiring Fund Shares pursuant to Section 1032(a) of the
Code.

     4. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the distribution  of the  Acquiring  Fund  Shares to its  shareholders  in  complete liquidation  of the Acquired Fund (in pursuance of the Plan) pursuant to Section
361(c)(1) of the Code.

     5. The basis of the assets of the Acquired  Fund  received by the Acquiring
Fund  will be the  same as the  basis  of  these  assets  to the  Acquired  Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.

     6. The holding  period of the assets of the Acquired  Fund  received by the
Acquiring Fund will include the period during which such assets were held by the
Acquired Fund pursuant to Section 1223(2) of the Code.

     7. No gain or loss will be recognized by the  shareholders  of the Acquired
Fund upon the  exchange of their  Acquired  Fund Shares for the  Acquiring  Fund
Shares (including fractional shares to which they may be entitled),  pursuant to
Section 354(a) of the Code.

     8. The basis of the Acquiring Fund Shares  received by the  shareholders of the Acquired Fund  (including  fractional  shares to which they may be entitled)
will be the same as the basis of the  Acquired  Fund Shares  exchanged  therefor pursuant to Section 358(a)(1) of the Code.

     9.  The  holding  period  of the  Acquiring  Fund  Shares  received  by the shareholders of the Acquired Fund (including fractional shares to which they may be  entitled)  will  include  the  holding  period of the  Acquired  Fund Shares surrendered  in exchange  therefor,  provided that the Acquired Fund Shares were held as a capital asset on the Closing Date  pursuant to Section  1223(1) of the
Code.

     10. The  Acquiring  Fund will succeed to and take into  account,  as of the date of the  transfer  as  defined in  Section  1.381(b)-1(b)  of the income tax regulations  issued  by  the  United  States  Department  of the  Treasury  (the
"Treasury  Regulations"),  the items of the Acquired  Fund  described in Section
381(c) of the Code,  subject to the  conditions  and  limitations  specified  in
Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

     Our opinion is based upon the Code,  the applicable  Treasury  Regulations, the present positions of the Internal Revenue Service (the "Service") as are set
forth  in   published   revenue   rulings   and  revenue   procedures,   present
administrative positions of the Service, and existing judicial decisions, all of which are subject to change either  prospectively  or  retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

     Our  opinion  is  conditioned  upon the  performance  by the Funds of their undertakings in the Plan and the  Representation  Letter. Our opinion is limited to the transactions  incident to the  Reorganization  described  herein,  and no opinion  is  rendered  with  respect  to (i) any other  transaction  or (ii) the effect, if any, of the Reorganization (and/or the transactions incident thereto)
on  any  other  transaction  and/or  the  effect,  if  any,  of any  such  other transaction on the Reorganization.

     This opinion is being rendered to the Trust,  on behalf of its series,  the
Acquiring  Fund,  and the Managed Trust,  on behalf of its series,  the Acquired
Fund, and may be relied upon only by such Funds and the shareholders of each. We hereby  consent to the use of this  opinion  as an  exhibit to the  Registration
Statement  of the  Acquiring  Fund on Form  N-14,  and any  amendments  thereto, covering  the  registration  of the  shares  of the  Acquiring  Fund  under  the
Securities Act of 1933, as amended, to be issued in the Reorganization.

                               Very truly yours,

                               STRADLEY, RONON, STEVENS & YOUNG, LLP

                               By:
                                    --------------------------------------------
                                     William S. Pilling, III, a partner